                                                                     Exhibit 4.4

                                DEPOSIT AGREEMENT

                                      Among

                               NETWORK PLUS CORP.,



             AMERICAN STOCK TRANSFER & TRUST COMPANY, as Depositary,



                                       and



                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN









                           Dated as of April [6], 2000








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                                TABLE OF CONTENTS
                                -----------------


                                    ARTICLE I

                                   Definitions


                                   ARTICLE II

            Form of Receipts, Deposit of Convertible Preferred Stock,
                        Execution and Delivery, Transfer,
                      Surrender and Redemption of Receipts

SECTION 2.01.     Form and Transferability of Receipts................................................   3
SECTION 2.02.     Deposit of Convertible Preferred Stock; Execution and Delivery of Receipts in
                             Respect Thereof..........................................................   4
SECTION 2.03.     Conversion at the Option of Holders.................................................   6
SECTION 2.04.     Redemption of Convertible Preferred Stock...........................................   8
SECTION 2.05.     Registration of Transfer of Receipts................................................  10
SECTION 2.06.     Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal
                               of Convertible Preferred Stock.........................................  11
SECTION 2.07.     Limitations on Execution and Delivery, Transfer, Surrender and Exchange of
                               Receipts...............................................................  12
SECTION 2.08.     Lost Receipts, etc..................................................................  13
SECTION 2.09.     Cancellation and Destruction of
                               Surrendered Receipts...................................................  13
SECTION 2.10.     Lost Depositary Share Certificates, etc.............................................  13


                                   ARTICLE III

                         Certain Obligations of Holders
                           of Receipts and the Company

SECTION 3.01.     Filing Proofs, Certificates and Other Information...................................  13
SECTION 3.02.     Payment of Taxes or Other Governmental Charges......................................  14
SECTION 3.03.     Warranty as to Convertible Preferred Stock..........................................  14

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                                   ARTICLE IV

                        The Deposited Securities; Notices
SECTION 4.01.     Cash Distributions..................................................................  15
SECTION 4.02.     Distribution Other than Cash, Rights, Preferences or Privileges.....................  15
SECTION 4.03.     Subscription Rights, Preferences or Privileges......................................  16
SECTION 4.04.     Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts............  17
SECTION 4.05.     Notice of Change of Control.........................................................  18
SECTION 4.06.     Voting Rights.......................................................................  18
SECTION 4.07.     Changes Affecting Deposited Securities and Reclassifications,
                               Recapitalizations, etc.................................................  18
SECTION 4.08.     Inspection of Reports...............................................................  19
SECTION 4.09.     Lists of Receipt Holders............................................................  20


                                    ARTICLE V

                    The Depositary, the Depositary's Agents,
                          the Registrar and the Company

SECTION 5.01.     Maintenance of Offices, Agencies and Transfer Books by the Depositary;
                               Registrar..............................................................  20
SECTION 5.02.     Prevention of or Delay in Performance by the Depositary, the Depositary's
                               Agents, the Registrar or the Company...................................  21
SECTION 5.03.     Obligations of the Depositary, the Depositary's Agents, the Registrar
                               and the Company........................................................  21
SECTION 5.04.     Resignation and Removal of the Depositary; Appointment of Successor Depositary......  23
SECTION 5.05.     Corporate Notices and Reports.......................................................  24
SECTION 5.06.     Indemnification by the Company......................................................  24
SECTION 5.07.     Charges and Expenses................................................................  24
SECTION 5.08.     Tax Compliance......................................................................  25
SECTION 5.09.     Deposit of Convertible Preferred Stock by the Company...............................  25


                                   ARTICLE VI
                            Amendment and Termination

SECTION 6.01.     Amendment...........................................................................  26

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
SECTION 6.02.     Termination.........................................................................  26
SECTION 2.03.     Consents............................................................................  26


                                   ARTICLE VII

                                  Miscellaneous

SECTION 7.01.     Counterparts........................................................................  27
SECTION 7.02.     Exclusive Benefit of Parties........................................................  28
SECTION 7.03.     Invalidity of Provisions............................................................  28
SECTION 7.04.     Notices.............................................................................  28
SECTION 7.05.     Depositary's Agents.................................................................  29
SECTION 7.06.     Holders of Receipts Are Parties.....................................................  29
SECTION 7.07.     Governing Law.......................................................................  29
SECTION 7.08.     Inspection of Deposit Agreement.....................................................  29
SECTION 7.09.     Headings............................................................................  29
TESTIMONIUM...........................................................................................  30
SIGNATURES............................................................................................  30

EXHIBIT A:        Form of Depositary Receipt
EXHIBIT B:        Resolutions

                               DEPOSIT AGREEMENT dated as of April [6], 2000,
                           among NETWORK PLUS CORP., a Delaware corporation (the "Company"), AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Depositary"), and the holders from time to time of the Receipts described herein.


                  WHEREAS it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of 250,000 shares of Series A Cumulative Convertible Preferred Stock, ($500 Liquidation Preference), of Network Plus Corp. with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

                  WHEREAS the Receipts are to be substantially in the form of Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;


                  NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I

                                   Definitions

                  The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit
Agreement:

                  "Authorizing Resolutions" shall mean the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof establishing and setting forth the rights, preferences and privileges of the Convertible Preferred Stock and filed in the form of a certificate of the voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, limitations and restrictions thereof, of the Convertible Preferred Stock with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware, attached hereto as Exhibit B.

                  "Certificate" shall mean the certificate of designations to the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware establishing the Convertible Preferred Stock as a series of series preferred stock, without par value $.01, of the Company.

                  "Company" shall mean Network Plus Corp., a Delaware corporation, and its successors.

                  "Convertible Preferred Stock" shall mean shares of the Company's [ ]% Series A Cumulative Convertible Preferred Stock ($500 Liquidation Preference per share).

                  "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

                  "Depositary" shall mean American Stock Transfer & Trust Company, a [ ] corporation, and any successor as Depositary hereunder.

                  "Depositary Shares" shall mean Depositary Shares, each representing one-tenth (1/10) of a share of Convertible Preferred Stock and evidenced by a Receipt.

                  "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

                  "Depositary's Office" shall mean the principal office of the Depositary in New York City, at which at any particular time its depositary receipt business shall be administered.

                  "Paying Agent" shall have the meaning specified in the Certificate.

                  "Receipt" shall mean one of the Depositary Receipts issued hereunder, whether in definitive or temporary form.

                  "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

                  "Registrar" shall mean any bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

                                   ARTICLE II

            Form of Receipts, Deposit of Convertible Preferred Stock,
                        Execution and Delivery, Transfer,
                      Surrender and Redemption of Receipts

                  SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which shall be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in
Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Convertible Preferred Stock, as definitive Receipts.

                  Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the

Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

                  Receipts shall be in denominations of any number of whole Depositary Shares up to but not in excess of Depositary Shares for any particular Receipt.

                  Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

                  Title to Depositary Shares (and the interest in the Convertible Preferred Stock evidenced thereby) evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or payments with respect to the Convertible Preferred Stock, to exercise conversion rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.

                  The Depositary shall not lend any Convertible Preferred Stock deposited hereunder.

                  SECTION 2.02. Deposit of Convertible Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Convertible Preferred Stock may from time to time deposit shares of the Convertible Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Convertible Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Convertible Preferred Stock.

                  Deposited Convertible Preferred Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

                  Simultaneously with the execution and delivery hereof, the Company, on behalf of each underwriter of an interest in the Convertible Preferred Stock that is to be represented by the Depositary Shares, is depositing under this Deposit Agreement certificates representing all outstanding shares of Convertible Preferred Stock, together with a written order directing the Depositary to execute and deliver Depositary Shares representing such Convertible Preferred Stock registered in such names as have been designated in writing by Goldman, Sachs & Co., as the representative of the underwriters for the Depositary Shares that are to represent such Convertible Preferred Stock.

                  Upon each delivery to the Depositary of a certificate or certificates for Convertible Preferred Stock to be deposited hereunder in accordance with the provisions of this Section, together with the other documents required as above specified, and as soon as transfer and recordation of the Convertible Preferred Stock on the books of the Company in the name of the Depositary or its nominee can be accomplished, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the Exchange Agent a Receipt or Receipts for the number of Depositary Shares representing the Convertible Preferred Stock so deposited and registered in such name or names of the person or persons as specified in the written order delivered to the Depositary referred to in the first paragraph of this Section. Deposited Convertible Preferred Stock shall be held by the Depositary in trust for the benefit of the holders from time to time of the Depositary Shares at the principal office of the Depositary or at such other place or places as the Depositary shall determine, such deposited Convertible Preferred Stock (and any dividends or other distributions thereon) to be at all times segregated, separate and apart from the property of the Depositary.

                  Upon receipt by the Depositary of a certificate or certificates for Convertible Preferred Stock deposited in accordance with the provisions of this Section 2.02, together with the other documents required as above specified and upon recordation of such Convertible Preferred Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order referred to above in this Section 2.02 one or more Depositary Shares for the number of Depositary Shares attributable to such Convertible Preferred Stock so deposited and registered in such name or names as requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. However, in each case subsequent to the initial deposit hereunder, such delivery will be made only upon payment to the Depositary of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Convertible Preferred Stock. The Depositary shall not issue any Depositary Shares certificates other than Depositary Shares certificates for Depositary Shares representing Convertible Preferred Stock actually deposited with the Depositary.

                  Other than in the case of splits, combinations or other reclassifications affecting the Convertible Preferred Stock, or in the case of dividends or other distributions of Convertible Preferred Stock, if any, or unless the Company provides written notice to the Depositary as to a different number of shares of Convertible Preferred Stock, there shall be deposited hereunder not more than 250,000 shares of Convertible Preferred Stock.

                  SECTION 2.03. Conversion at the Option of Holders. Subject to the terms and conditions of this Deposit Agreement and the Authorizing Resolutions, Depositary Shares may be surrendered at any time by the holders thereof with written instructions to the Depositary to convert any specified number of shares of Convertible Preferred Stock represented by such Depositary Shares into shares of Common Stock (and cash in lieu of fractional shares of Common Stock) at the conversion rate in respect of the Convertible Preferred Stock determined in accordance with the Authorizing Resolutions. A holder of Depositary Shares may surrender such Depositary Shares at such office as the Depositary may from time to time designate for such purpose, together with a notice of conversion thereof duly completed and executed, thereby instructing the Depositary to cause the conversion of the number of shares of Convertible Preferred Stock specified in such notice of conversion into shares of Common Stock.

                  Upon receipt by the Depositary of a Depositary Shares certificate, together with a notice of conversion supplied by the Company containing the applicable conversion rate instructing the Depositary to convert a specified number of shares of Convertible Preferred Stock duly completed and executed, the Depositary shall (a) give written notice to the transfer agent for the Convertible Preferred Stock of the number of shares of Convertible Preferred Stock surrendered for conversion and the number of shares of Common Stock to be delivered upon conversion of such shares of Convertible Preferred Stock and the amount of immediately available funds, if any, to be delivered to the holder of such Depositary Shares in payment of any fractional shares of Common Stock otherwise issuable, (b) cancel such Depositary Shares certificate or, if a Registrar for Depositary Shares certificates (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Depositary Shares certificate and (c) deliver to the transfer agent for the Convertible Preferred Stock or any other authorized agent of the Company certificates for the Convertible Preferred Stock represented by such Depositary Shares, which certificates shall thereupon be canceled by such transfer agent or other authorized agent. As promptly as practicable after such transfer agent or other authorized agent of the Company has received such certificates from the Depositary, (a) the Company shall cause to be furnished to the Depositary a certificate or certificates evidencing such number of shares of Common Stock, and such amount of immediately available funds, if any, as specified in a written notice to the Company and (b) subject to the next succeeding sentence, the Depositary shall deliver at its office designated for such purpose or such other place as may be requested by any holder surrendering Depositary Shares as provided in this Section 2.03 (i) a certificate or certificates evidencing the number of shares of Common Stock into which the Convertible Preferred Stock represented by the Depositary Shares has been converted,(ii) cash in lieu of receiving fractional shares of Common Stock in accordance with Section 2.06 and
(iii) the right to receive cash in an amount in an amount equal to all accrued and unpaid dividends on such shares of Convertible Preferred Stock to the extent provided in the Certificate of Designations for the Convertible Preferred Stock. However, if a number of Depositary Shares that is not divisible by 10, without remainder, is submitted for conversion, any fractional share of Convertible Preferred Stock otherwise issuable upon such conversion will be rounded down.

                  Upon any optional conversion of the Convertible Preferred Stock represented by the Depositary Shares, no allowance, adjustment or payment shall be made with respect to dividends upon such Convertible Preferred Stock or shares of Common Stock issued upon the conversion thereof, except as set forth in the Authorizing Resolutions. If Depositary Shares representing shares of Convertible Preferred Stock (other than Depositary Shares called for redemption within such period in connection with a redemption of Convertible Preferred Stock) are surrendered for conversion between the close of business on the record date with respect to any dividend payment on such Convertible Preferred Stock and the opening of business on the next succeeding dividend payment date, any holder of Depositary Shares surrendered with instructions to the Depositary for conversion of the Convertible Preferred Stock represented thereby shall remit to the Depositary with such Depositary Shares an amount of funds equal to the dividend payable on the underlying Convertible Preferred Stock on such dividend payment date computed and paid as set forth in the Authorizing Resolutions.

                  Delivery of Common Stock and other property may be made by the delivery of certificates and other proper documents of title, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary's corporate trust office in New York City, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Depositary Shares, and for the account of such holder, to such place designated in writing by such holder.

                  SECTION 2.04. Redemption of Convertible Preferred Stock. The Convertible Preferred Stock represented by the Depositary Shares shall not be redeemable by the Company prior to April 10, 2005. At any time and from time to time on or after that date until immediately prior to the Mandatory Redemption Date, the Company will have the right to redeem, in whole or in part, the Convertible Preferred Stock represented by the Depositary Shares, at the price per share of Convertible Preferred Stock specified pursuant to the Authorizing Resolutions. Whenever the Company shall elect under the Authorizing Resolutions to redeem shares of Convertible Preferred Stock, the Depositary shall effect a simultaneous redemption, from the proceeds of such redemption by the Company, of a number of Depositary Shares representing a number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock being redeemed. In the case of any such redemption, the Company shall give the Depositary not less than 30 nor more than 60 days' notice of the date of such proposed redemption (the "redemption date"), the number of shares of the Convertible Preferred Stock held by the Depositary to be so redeemed, the number of Depositary Shares to be simultaneously redeemed and the applicable redemption price, including the amount of any accumulated and unpaid dividends to the date of such redemption computed as provided in the Authorizing Resolutions. The Depositary shall mail notice of such redemption (which shall also constitute a notice of redemption of Depositary Shares), by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to the holders of record of Depositary Shares representing a number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock held by the Depositary that are to be redeemed by the Company, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice, nor any defect in any notice, to one or more holders shall affect the validity of the proceedings for redemption except as to any holder to whom the Depositary has failed to give said notice or whose notice was defective. Each such notice shall state the redemption date, the number of shares of Convertible Preferred Stock and number of Depositary Shares to be redeemed, and, if less than all the shares of Convertible Preferred Stock represented by Depositary Shares are to be redeemed, the number of Depositary Shares to be redeemed from such holder; the applicable redemption price; that dividends in respect of the Convertible Preferred Stock represented by such Depositary Shares to be redeemed will cease to accrue as of the date specified in the notice of redemption from the Company; that the conversion rights with respect to such shares of Convertible Preferred Stock will cease as of the redemption date (except as described below), and instructions for the surrender of the certificates representing the Depositary Shares to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. The Company shall make a public announcement (by press release to the Dow Jones News Service) of any call for redemption prior to or at the time of the mailing of such notice of redemption. In case less than all the outstanding shares of Convertible Preferred Stock represented by Depositary Shares are to be called for redemption, the Depositary Shares to be redeemed (which shall represent a number of shares of Convertible Preferred Stock equal to the total number of shares of Convertible Preferred Stock being held by the Depositary that are to be redeemed) shall be selected by the Depositary in the same manner as that determined by the Company with respect to the redemption by the Company of the shares of Convertible Preferred Stock.

                  Notice having been mailed by the Depositary as aforesaid, on and after the redemption date, the Depositary Shares to be redeemed shall no longer be deemed outstanding and all rights of the holders of such Depositary Shares including any accrued and unpaid dividends shall cease, except the right to receive a distribution of the redemption price, without interest as provided herein, (unless the Company defaults in payment of the redemption price). As of the close of business on the redemption date, if the Company shall have redeemed the shares of Convertible Preferred Stock called for redemption, upon surrender in accordance with such notice of the certificates representing the Depositary Shares being redeemed from the proceeds of such redemption (properly endorsed or assigned for transfer, if required and stated in such notice), the holders of such Depositary Shares shall be entitled to receive, for each Depositary Share surrendered, an amount equal to the redemption price per 1/10-share (10%) of Convertible Preferred Stock redeemed plus all money and other property, if any, attributable thereto pursuant to the Authorizing Resolutions, including cash in lieu of any fractional shares of Common Stock in accordance with Section 2.06. On or promptly following the redemption date, the Depositary shall surrender all shares of Convertible Preferred Stock held by it that have been redeemed.

                  If less than all of the Depositary Shares represented by a Depositary Shares certificate are called for redemption, the Depositary will deliver to the holder of the Depositary Shares certificate upon the later of (i) the surrender of the Depositary Shares certificate to the Depositary and (ii) the redemption date a new Depositary Shares certificate representing the Depositary Shares not called for redemption together with the redemption payment.

                  If a notice of redemption of any shares of Convertible Preferred Stock represented by Depositary Shares has been given pursuant to this
Section 2.05, the right to
convert the shares of Convertible Preferred Stock represented by such Depositary Shares will terminate immediately prior to the close of business on the relevant redemption date.

                  Unless the Convertible Preferred Stock has already been redeemed or converted, the Company will be required to redeem the Convertible Preferred Stock on April 1, 2012, at a redemption price equal to 100% of the liquidation preference, together with accumulated and unpaid dividends to April 1, 2012.

                  SECTION 2.05. Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

                  SECTION 2.06. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Convertible Preferred Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

                  Any holder of a Receipt or Receipts representing any number of whole shares of Convertible Preferred Stock may (unless the related Depositary Shares have previously been converted or called for redemption) withdraw the Convertible Preferred Stock on the basis of one share of Convertible Preferred Stock for every ten Depositary Shares surrendered and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Convertible Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Convertible Preferred Stock will not thereafter be entitled to deposit such Convertible Preferred Stock hereunder or to receive Depositary Shares therefor. However, if a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares that is not divisible by 10, without remainder, any fractional share of Convertible Preferred Stock otherwise issuable upon conversion will be rounded down. Delivery of the Convertible Preferred Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer, and other instruments as the Depositary may deem appropriate.

                  If the Convertible Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Convertible Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Convertible Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

                  Delivery of the Convertible Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                  SECTION 2.07. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, or the exercise of any right of conversion, redemption or withdrawal, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to
it) of any charges or expenses
payable by the holder of a Receipt pursuant to Section 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement, or with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Convertible Preferred Stock in connection with a distribution of Depositary Shares which is required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such Depositary Shares and such Convertible Preferred Stock.

                  The deposit of Convertible Preferred Stock may be refused, the delivery of Receipts against Convertible Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or
(ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

                  SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing to the Depositary with reasonable indemnification and/or surety bond satisfactory to it.

                  SECTION 2.09. Cancelation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.

                  SECTION 2.10.  Lost Depositary Share Certificates,
etc. In case any Depositary Share certificate shall be mutilated or be destroyed or lost or stolen, the Depositary will execute and deliver a Depositary Share certificate of like form and tenor in exchange and substitution for such mutilated Depositary Share certificate, or in lieu of and in substitution for such destroyed, lost or stolen Depositary Share certificate, upon the holder thereof filing with the Registrar evidence satisfactory to the Depositary of such destruction, loss or theft of such Depositary Share certificate and the authenticity thereof and of his ownership thereof and furnishing the Depositary with reasonable indemnification and/or surety bond satisfactory to it.

                                   ARTICLE III

                         Certain Obligations of Holders
                           of Receipts and the Company

                  SECTION 3.01. Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may be reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal of the Convertible Preferred Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof or of the proceeds of the exercise of any conversion right specified in Section 2.03 or the mandatory redemption pursuant to Section
2.04 until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                  SECTION 3.02. Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Convertible Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt or of the proceeds of the exercise of any conversion right specified in Section 2.03 or the mandatory redemption pursuant to Section 2.04 may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Convertible Preferred Stock or other property represented by the Depositary Shares evidenced by such

Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale or of the proceeds of the exercise of any conversion right specified in Section 2.03 or the mandatory redemption pursuant to Section
2.04 may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

                  SECTION 3.03. Warranty as to Convertible Preferred Stock. The Company hereby represents, with respect to the initial deposit of Convertible Preferred Stock, and each subsequent depositor shall be deemed to represent, with respect to any deposit made by such person, that each certificate for such Convertible Preferred Stock so deposited is valid, and that the person making such deposit is duly authorized so to do. The Company hereby further represents and warrants that the Convertible Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Convertible Preferred Stock and the issuance of Receipts.


                                   ARTICLE IV

                        The Deposited Securities; Notices

                  SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Convertible Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02 hereof, distribute to record holders of Receipts on the record date fixed pursuant to
Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Convertible Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution of record holders of Receipts then outstanding.

                  SECTION 4.02. Distribution Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Convertible Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02 hereof, distribute to record holders of Receipts on the record date fixed pursuant to
Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities unless the Company shall have provided an opinion of counsel stating that such securities have been registered under the Securities Act of 1933 or do not need to be registered.

                  SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Convertible Preferred Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion, with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines (after consultation with the Company) that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act of 1933 or do not need to be registered.

                  If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

                  If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                  SECTION 4.04. Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Convertible Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Convertible Preferred Stock are entitled to vote or of which holders of Convertible Preferred Stock are entitled to notice or any request for action by written consent, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Convertible Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or any request for action by written consent or for any other appropriate reasons.


                  SECTION 4.05. Notice of Change of Control. Upon receipt of notice of any change of control offer (as defined in the Certificate of Designations with respect to the Convertible Preferred Stock), the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of change of control offer and (ii) if applicable, a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights of the holders in compliance with Section 4.06 herein. Upon receipt of notice from the Company of any change of control (as defined in the Certificate of Designations with respect to the Convertible Preferred Stock), the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice that shall contain (i) a description of the transaction or transactions constituting the change of control and (ii) the offer from the Company to repurchase the Depositary Shares or Convertible Preferred Stock, as the case may be, on the date specified in such notice, pursuant to the procedures set forth in the Certificate of Designations with respect to the Convertible Preferred Stock.

                  SECTION 4.06. Voting Rights. Upon receipt of notice of any meeting at which the holders of Convertible Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Convertible Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions maybe be given. Upon the written request of the holders of Receipts on the relevant record date (which shall be the same date as the record date for the Convertible Preferred Stock), the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Convertible Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Convertible Preferred Stock or cause such Convertible Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Convertible Preferred Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt. Any voting instructions given hereunder shall be revocable to the same extent as a proxy granted with respect to the Convertible Preferred Stock represented thereby.

                  SECTION 4.07. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value or liquidation preference, split-up, combination or any other reclassification of the Convertible Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in (x) the fraction of an interest represented by one Depositary Share in one share of Convertible Preferred Stock and (y) the ratio of the redemption price per Depositary Share to the redemption price of a share of Convertible Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value or liquidation preference, split-up, combination or other reclassification of Convertible Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Convertible Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Convertible Preferred Stock. In any such case, the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value or liquidation preference, split-up, combination or other reclassification of the Convertible Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Convertible Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Convertible Preferred Stock represented by such Receipts might have been converted or for which such Convertible Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

                  SECTION 4.08. Inspection of Reports. The Depositary shall transmit to the record holders of Receipts, at the addresses of such record holders as set forth on the books of the Depositary, and shall make available for inspection by holders of Receipts at the Depositary's office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Convertible Preferred Stock. The Registrar for the Depositary Shares will keep books for the transfer of the Depositary Shares. At all reasonable times such books will be open for inspection by holders of the Depositary Shares to the same extent as a record holder of the shares of Convertible Preferred Stock may inspect books for the transfer thereof.

                  SECTION 4.09. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.


                                    ARTICLE V

                    The Depositary, the Depositary's Agents,
                          the Registrar and the Company

                  SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement and until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

                  The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                  The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the

Convertible Preferred Stock represented by such Depositary Shares shall be listed on the Nasdaq National Market, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of the Nasdaq National Market. Such Registrar (which may be the Depositary if so permitted by the requirements of the Nasdaq National Market) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Convertible Preferred Stock are listed on one or more stock exchanges or other automated quotation systems, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Convertible Preferred Stock as may be required by law or applicable stock exchange or automated quotation system regulation.

                  SECTION 5.02. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. None of the Depositary, any Depositary's Agent, the Registrar or the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or
(ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

                  SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. None of the Depositary, any Depositary's Agent, the Registrar or the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its gross negligence or willful misconduct and each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement and shall perform such duties and otherwise act hereunder on behalf of the holders of Depositary Shares.

                  None of the Depositary, any Depositary's Agent, the Registrar or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Convertible Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  None of the Depositary, any Depositary's Agent, any Registrar or the Company shall be liable for any action or any failure to act by it in good faith reliance upon the written advice of legal counsel or accountants, or information from any person presenting Convertible Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to in good faith be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Convertible Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and the Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or the Registrar. The Depositary will be liable to the Company for any liability which may arise out of acts performed or omitted by the Depositary or the Depositary's Agents due to its or their gross negligence or willful misconduct. The Depositary, the Depositary's Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

                  SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 45 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Convertible Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

                  Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

                  SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Convertible Preferred Stock, the Depositary Shares or the Receipts are listed or by the Company's Restated Certificate of Incorporation (including the Certificate) to be furnished by the Company to holders of Convertible Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request for such purpose. In addition, the Depositary will transmit to the holders of Depositary Shares (at Company expense) such other documents as may be requested by the Company. The Company further agrees that it will promptly notify the Depositary in writing of any change in the conversion rate and conversion price in respect of the Convertible Preferred Stock.

                  SECTION 5.06. Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself and reasonable counsel fees) which may arise out of (a) acts performed or omitted in connection with this Deposit Agreement and the Receipts (i) by the Depositary, the Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence or bad faith on the respective parts of any such person or persons, or (ii) by the Company or any of its agents, or (b) the offer, sale or registration of the Receipts, the Depositary Shares or the Convertible Preferred Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

                  SECTION 5.07. Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements hereunder. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Convertible Preferred Stock and the initial issuance of the Depositary Shares, redemption of the Convertible Preferred Stock at the option of the Company and all withdrawals of shares of the Convertible Preferred Stock by owners of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of the Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

                  SECTION 5.08. Tax Compliance. (a) The Depositary, on its own behalf and on behalf of the Company will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Depositary Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

                  (b) The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.

                  (c) The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representatives.

                  SECTION 5.09. Deposit of Convertible Preferred
Stock by the Company.  The Company agrees with the

Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Convertible Preferred Stock if such Convertible Preferred Stock is required to be registered under the provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Convertible Preferred Stock.



                                   ARTICLE VI
                            Amendment and Termination

                  SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least 66-2/3% of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective, or any transferee of such holder shall be deemed, by continuing to hold such Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the applicable provisions hereof, of any owner of Depositary Shares to withdraw the Convertible Preferred Stock represented by the Depositary Shares or to convert the shares of Convertible Preferred Stock represented thereby into Common Stock, except as provided in the Authorizing Resolutions or in order to comply with mandatory provisions of applicable law.

                  SECTION 6.02. Termination. This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the Convertible Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distributions shall have been distributed to the holders of Receipts evidencing the Depositary Shares pursuant to Section 4.01 or 4.02, as applicable.

                  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07.

                  SECTION 6.03. Consents. Consents of holders of Depositary Shares required by this Article VI may be evidenced by one or more instruments signed by such holder or by his agent duly appointed in writing, and shall be effective when delivered to the Depositary. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Deposit Agreement and conclusive in favor of the Depositary, the Registrar and the Company, if made in the manner herein provided.

                  The execution of any proxy, consent or other instrument by the holder of Depositary Shares or his agent or proxy shall be revocable, except as otherwise specifically provided, and be deemed sufficient and conclusive for all purposes of this Deposit Agreement if (a) the Depositary, Registrar or Company, as the case may be, shall have mailed or delivered to the holder at his address as shown on the books of the Depositary such proxy, consent or other instrument,
(b) the proxy, consent or other instrument shall have been returned to the Depositary, Registrar or Company, as the case may be, bearing a signature purporting and reasonably appearing to be that of the holder, his agent or proxy, and (c) the person receiving the executed proxy, consent or other instrument shall have no actual knowledge or notice of any irregularity or of any fact or circumstance, which, if substantiated, would impair the validity of such proxy, consent or other instrument. The matters referred to in clauses (a),
(b) and (c) above may be evidenced by a certificate of the Depositary, Registrar or Company, as the case may be.

                  The ownership of Depositary Shares shall be proved by the books of the Depositary or, if a Registrar for Depositary Shares (other than the Depositary) shall have been appointed, the Registrar or by a certificate of the Depositary or Registrar, as applicable.

                  The Depositary shall not be bound to recognize any person as a holder unless and until his title to the Depositary Shares held by him is proved in the manner provided herein.

                  Any such consent of the holder of any Depositary Shares shall bind every future holder of the same Depositary Shares including the holder of every Depositary Shares issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such consent is made upon any such Depositary Shares.


                                   ARTICLE VII

                                  Miscellaneous

                  SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                  SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram, telex or telecopier confirmed by letter, addressed to the Company at 234 Copeland Street, Quincy, MA 02169, fax 617-786-4013 to the attention of the Office of the Secretary, or at any other address of which the Company shall have notified the Depositary in writing, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, fax 617-526-5000, attention:
Jeffrey N. Carp, Esq.

                  Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telex or telecopier confirmed by letter, addressed to the Depositary at the Depositary's Office, at 40 Wall Street, New York, NY 10005, fax 718-236-4588, attention:
Executive Vice President
or at any other address of which the Depositary shall have notified the Company and the record holders of the Receipts in writing.

                  Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or by telegram, telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram, telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram, telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram, telex or telecopier message shall not subsequently be confirmed by letter or as aforesaid.

                  SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agent. The Depositary will notify the Company of any such action.

                  SECTION 7.06. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

                  SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 7.08. Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

                  SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.


                  IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                                       NETWORK PLUS CORP.,

                                       by
                                          ------------------------------




                                       AMERICAN STOCK TRANSFER &
                                       TRUST COMPANY

                                       by
                                          ------------------------------

                                    Exhibit A
                            [FORM OF FACE OF RECEIPT]


TEMPORARY RECEIPT - Exchangeable for Definitive Engraved Receipt When Ready for Delivery

         NUMBER                                                DEPOSITARY
SHARES


                  CERTIFICATE FOR ________________ DEPOSITARY SHARES

TDR


    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, REPRESENTING 1/10 OF A SHARE OF
               []% Series A Cumulative Convertible Preferred Stock
               ($500 LIQUIDATION PREFERENCE) OF NETWORK PLUS CORP.

                                                                   CUSIP _______

   INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE          SEE REVERSE FOR
CERTAIN DEFINITIONS

[                    ], as Depositary (the "Depositary"), hereby certifies that is the registered owner of
                                                               DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing 1/10 of one share of [ ]% Series A Cumulative Convertible Preferred Stock ($500 Liquidation Preference)(the "Convertible Preferred Stock"), of Network Plus Corp., a Delaware corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of _________, 2000 (the "Deposit

Agreement"), among the Corporation, the Depositary and the holders from time to time of the depositary receipts described therein. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:                                                Countersigned:

[                      ]                        [                             ]
                                            [                             ]
Depositary                     Registrar                      Transfer Agent


By                              By                            By
Authorized officer              Authorized Officer            Authorized officer

                          [FORM OF REVERSE OF RECEIPT]

                               NETWORK PLUS CORP.

NETWORK PLUS CORP. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND -OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS RECEIPT.

The following abbreviations when used in the inscription on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common              UNIF GIFT MIN ACT - _________
Custodian  _______                                (Cust)

(Minor)

         TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act

         JT TEN - as joint tenants with right of survivorship and not as tenants in common

-----------                                 -----------------
                                     (State)


         Additional abbreviations may also be used though not in the above list

          For value received, ______________________ hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint


--------------------------------------------------------------------------------
Attorney to transfer the said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises

Dated
     ---------------------


--------------------------
Name:
Title:

NOTICE The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B
                                  [RESOLUTIONS]




                                      B-1